                                                                    EXHIBIT 10.2

                           LOAN MODIFICATION AGREEMENT

This Loan Modification Agreement is entered into as of March 11, 2003, by and between Health Grades, Inc. (the "Borrower" and sometime referred to as "Health Grades") and Silicon Valley Bank ("Bank").

1. DESCRIPTION OF EXISTING OBLIGATIONS: Among other Obligations which may be owing by Borrower to Bank, Borrower, Healthcare Ratings, Inc. ("Healthcare") and ProviderWeb.net, Inc. ("ProviderWeb") are indebted to Bank pursuant to, among other documents, a Loan and Security Agreement, dated May 10, 2002, as may be amended from time to time (the "Loan Agreement"). The Loan Agreement provides for, among other things, a Committed Revolving Line in the original principal amount of One Million Dollars ($1,000,000). Defined terms used but not otherwise defined herein shall have the same meanings as set forth in the Loan Agreement.

Hereinafter, all indebtedness owing by Borrower, Healthcare Ratings, Inc., and ProviderWeb.net, Inc. to Bank shall be referred to as the "Obligations."

2. DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement.

Hereinafter, the above-described security documents and guaranties, together with all other documents securing repayment of the Obligations shall be referred to as the "Security Documents". Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the "Existing Loan Documents".

3.       DESCRIPTION OF CHANGE IN TERMS.

         A.       Modification(s) to Loan Agreement.

                  1. The following Section is hereby incorporated into the Loan Agreement:

                           2.1.3 Term Loan.

                           (a) Bank will make a Term Loan available to Borrower.

                           (b) Borrower will pay 24 equal installments of principal and interest (the "Term Loan Payment"). Each Term Loan Payment is payable on the 1st of each month during the term of the loan, beginning April 1, 2003. Borrower's final Term Loan Payment, due on, March 1, 2005 (the "Term Loan Maturity Date") includes all outstanding Term Loan principal and accrued interest.

                           Borrower shall have the option to prepay all, but not less than all, of the Term Loan, provided Borrower
                           (i) provides written notice to Bank of its election to prepay the Term Loan at least thirty (30) days prior to such prepayment, and (ii) pays, on the date of the prepayment (A) all unpaid principal, (B) all unpaid accrued interest to the date of the prepayment; (C) a prepayment fee of $2,500 if the Term Loan is prepaid prior to August 21, 2003; and
                           (D) all other sums, if any, that shall have become due and payable hereunder with respect to this Agreement.

                  2. Paragraph "(a)" of Section 2.3 entitled "Interest Rate, Payments" is hereby amended to read as follows:

                           (a) Interest Rate. Advances accrue interest on the outstanding principal balance at a per annum rate of
                           0.75 of 1 percentage point above the Prime Rate. The Term Loan accrues interest on the outstanding principal balance at a per annum rate equal to 425 basis points above the U.S. Treasury note yield to maturity for a 24 month term as quoted in The Wall Street Journal, fixed at the time of the Term Loan Credit Extension. Upon the occurrence and continuation of an Event of Default, Obligations accrue interest at 5 percent above the rate effective immediately before the Event of Default. The interest rate related to the Committed Revolving Line increases or decreases when the Prime Rate changes. Interest is computed on a 360 day year for the actual number of days elapsed.

                  3. Section 6.7 entitled "Financial Covenants" is hereby amended to read as follows:

                           Borrower will maintain as of the last day of each month:

                           (i) QUICK RATIO (ADJUSTED). A ratio of Borrower's cash maintained with Bank plus Eligible Accounts to Current Liabilities minus Deferred License and Maintenance Revenue related to licenses and Physician Practice Management, of at least 1.50 to 1.00.

                           (ii) TANGIBLE NET WORTH. A book net worth, less intangibles, plus non-offsetable Deferred License and Maintenance Revenue of at least the sum of $1,500,000 plus 25% of new equity or fiscal quarter Profitability. For calculation purposes, "Profitability" is defined as pre-tax earnings.

                           (iii) MINIMUM LIQUIDITY. A ratio of unrestricted cash held with Bank plus Eligible Accounts, divided by outstanding Obligations of at least 2.50 to 1.00.

                  4.       Notwithstanding the terms and conditions stated in
                           Section 7.6 entitled "Distributions; Investments", Borrower may repurchase up to $500,000 in Borrower's stock and warrants from Chancellor V on or before March 14, 2003.

                  5. Section 10 entitled "Notices and Waivers" is hereby amended to read as follows:

                           All notices or demands by any party about this Agreement or any other related agreement must be in writing and be personally delivered or sent by an overnight delivery service, by certified mail, postage prepaid, return receipt requested, or by telefacsimile to the following addresses:

                           If to Borrower:  Health Grades, Inc.
                                            44 Union Boulevard, Suite 600
                                            Lakewood, CO 80228
                                            Attn: ______________________
                                            Fax: _______________________

                           If to Bank       Silicon Valley Bank
                                            4410 Arapahoe Avenue, Suite 200
                                            Boulder, CO 80303
                                            Attn: Chris Ennis
                                            Fax: (303) 938-0486

                           A party may change its notice address by giving the other party written notice.

                  6. The following terms are hereby amended in, or incorporated into, Section 13.1 entitled "Definitions":

                           "Revolving Maturity Date" is February 20, 2004.

                           "Term Loan" is a Credit Extension equal to the lesser of either (a) 500,000 or (b) 100% of the net book value of Borrower's long term assets according to financial statements provided to Bank on or prior to the funding of the Term Loan Credit Extension.

                           "Term Loan Maturity Date" is March 1, 2005.

         B.       Release of Healthcare's and ProviderWeb's Obligations.

                  1.       Borrower has notified Bank that Healthcare and

                           ProviderWeb have both ceased to exist, and any and all assets of both Healthcare and ProviderWeb have become assets of Borrower (the "Transaction"). Borrower has requested that Bank consent to the Transaction, the consummation of which constitutes a default under Section 7 of the Loan Agreement. Bank hereby consents to the Transaction. Bank's consent to the Transaction (1) in no way shall be deemed an agreement by the Bank to waive the above-described covenants other than the defaults that may occur by virtue of the Transaction, (2) shall not limit or impair the Bank's right to demand strict performance of the covenants set forth in the Loan Agreement following consummation of the Transaction and (3) shall not limit or impair the Bank's right to demand strict performance of all other covenants set forth in the Loan Agreement, at all times.

                           All parties to this Loan Modification Agreement acknowledge and agree that Bank's consent to the Transaction in no way shall limit or impair Bank's rights against Health Grades, or against any security pledged by Health Grades. Specifically, and without limiting the generality of the foregoing, as a result of Bank's consent to the Transaction, Health Grades understands that Bank my proceed against Health Grades for all Obligations. Accordingly, any and all references to Borrower in the Existing Loan Documents shall mean Health Grades.

4. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

5. NO DEFENSES OF BORROWER. Borrower (and each guarantor and pledgor signing below) agrees that, as of the date hereof, it has no defenses against paying any of the Obligations.

6. PAYMENT OF LOAN FEE. Borrower shall pay Bank a fee in the amount of Three Thousand Five Hundred Dollars ($3,500) ("Revolving Loan Fee") plus all out-of-pocket expenses.

7. CONTINUING VALIDITY. Borrower (and each guarantor and pledgor signing below) understands and agrees that in modifying the existing Indebtedness, Bank is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank's agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers and endorsers of Existing Loan Documents, unless the party is expressly released by Bank in writing. Unless expressly released herein, no maker, endorser, or guarantor will be released by virtue of this Loan Modification Agreement. The terms of this paragraph apply not only to this Loan Modification Agreement, but also to all subsequent loan modification agreements.

8. CONDITIONS. The effectiveness of this Loan Modification Agreement is conditioned upon payment of the Revolving Loan Fee.

         This Loan Modification Agreement is executed as of the date first written above.

BORROWER:                                    BANK:

HEALTH GRADES, INC.                          SILICON VALLEY BANK


By:                                          By:
   ----------------------------                 --------------------------------
Name:                                        Name:
     --------------------------                   ------------------------------
Title:                                       Title:
      -------------------------                    -----------------------------

(SILICON VALLEY BANK LOGO)



                               SILICON VALLEY BANK

                       PRO FORMA INVOICE FOR LOAN CHARGES


BORROWER:                  HEALTH GRADES, INC.

LOAN OFFICER:              KEVIN GROSSMAN

DATE:                      MARCH 11, 2003


                           REVOLVING LOAN FEE                       $3,500.00
                           DOCUMENTATION FEE                           250.00

                           TOTAL FEE DUE                            $3,750.00
                           -------------                            =========


PLEASE INDICATE THE METHOD OF PAYMENT:

         { }  A CHECK FOR THE TOTAL AMOUNT IS ATTACHED.

         { }  DEBIT DDA # __________________ FOR THE TOTAL AMOUNT.

         { }  LOAN PROCEEDS



------------------------------------------
BORROWER                          (DATE)


------------------------------------------
SILICON VALLEY BANK               (DATE)
ACCOUNT OFFICER'S SIGNATURE

              ADDENDUM TO INTELLECTUAL PROPERTY SECURITY AGREEMENT


         This Addendum to Intellectual Property Security Agreement is executed pursuant to, and is an addendum to, an Intellectual Property Security Agreement, dated May 10, 2002, by and between Health Grades, Inc. ("Grantor") with its principal office at 44 Union Boulevard, Suite 600, Lakewood, CO 80228, and Silicon Valley Bank ("Bank") with its principal office at 3003 Tasman Drive, Santa Clara, CA 95054. This Addendum to Intellectual Property Security Agreement is presented for recordation as constructive notice that Grantor, the owner of the intellectual property identified in the exhibit(s) attached hereto, has granted to Bank a security interest in the intellectual property described on exhibits(s) attached hereto, and the exclusive rights comprised in the intellectual property, to secure payment of a debt.

IN WITNESS WHEREOF, Grantor has executed this Addendum to Intellectual Property Security Agreement as of March 11, 2003.





                                             GRANTOR:

                                             HEALTH GRADES, INC.


                                             By:
                                                --------------------------------
                                             Name:
                                                  ------------------------------
                                             Title:
                                                   -----------------------------

Exhibit "A" attached to that certain Addendum to Intellectual Property Security Agreement.


                                   EXHIBIT "A"
                                   COPYRIGHTS

SCHEDULE A - ISSUED COPYRIGHTS
------------------------------

COPYRIGHT                  REGISTRATION              DATE OF
DESCRIPTION                   NUMBER                 ISSUANCE
-----------                ------------              --------







SCHEDULE B - PENDING COPYRIGHT APPLICATIONS
-------------------------------------------
                                                                   FIRST DATE
COPYRIGHT                  APPLICATION    DATE OF   DATE OF        OF PUBLIC
DESCRIPTION                   NUMBER      FILING    CREATION       DISTRIBUTION
-----------                -----------    -------   --------       ------------






SCHEDULE C - UNREGISTERED COPYRIGHTS (Where No Copyright Application is Pending)
--------------------------------------------------------------------------------

DESCRIPTION       CREATION   DISTRIBUTION     FROM ASSIGNOR     ASSIGNOR
-----------       --------   ------------     -------------     --------




Exhibit "B" attached to that certain Addendum to Intellectual Property Security Agreement.



                                   EXHIBIT "B"
                                     PATENTS

Exhibit "C" attached to that certain Addendum to Intellectual Property Security Agreement.



                                   EXHIBIT "C"

                                   TRADEMARKS


TRADEMARK
DESCRIPTION       COUNTRY     SERIAL NO.                REG. NO           STATUS
-----------       -------     ----------                -------           ------


